Contacts:  Brad Holiday
Eric Struik
Tim Buckman
(760) 931-1771

CALLAWAY GOLF COMPANY RELEASES PRELIMINARY
FIRST QUARTER 2010 RESULTS

CARLSBAD, CA /April 15, 2010/ Callaway Golf Company (NYSE:ELY) today announced its preliminary financial results for the first quarter of 2010.

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Net sales are estimated to be $303 million, an increase of 11% as compared to net sales of $272 million for the first quarter of 2009.  Changes in foreign currency exchange rates favorably affected 2010 net sales by approximately $15 million.  On a currency neutral basis (i.e. translating the Company’s first quarter 2010 results at first quarter 2009 exchange rates), estimated net sales would be $288 million, an increase of 6% compared to the first quarter of 2009.

•	Gross profit is estimated to be $137 million, or 45% of net sales, compared to gross profit of $116 million, or 43% of net sales, for the first quarter of 2009.

•	Operating expenses for the quarter are estimated to be $109 million, compared to $103 million for the first quarter of 2009.

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Earnings per diluted share are estimated to be approximately $0.24 (on 83.9 million diluted shares outstanding).  For the first quarter of 2009, the Company reported fully diluted earnings per share of $0.11 (on 63.3 million diluted shares outstanding).  Both periods include after-tax charges of approximately $0.01 per share related to the Company’s global operations strategy targeted at improved gross margins.

“Our first quarter results reflect the improving economic conditions and the benefits of our continued investment in geographic expansion and our global operations strategy, as well as improvement in foreign currency exchange rates compared to last year,” commented George Fellows, President and Chief Executive Officer. “Although poor weather conditions have delayed the opening of the golf season in many of our key markets and tempered our first quarter sales, we believe that golf spending will increase as weather conditions improve and the golf season opens.”

“Overall, we remain cautiously optimistic for 2010,” continued Mr. Fellows.  “The pervasive discounting that occurred in 2009 has subsided, retail inventory levels are healthy, and we have received positive consumer feedback on our 2010 product line buoyed by strong performance of these products on the various professional tours around the world.  Although these and other factors support our optimism, it is important to remember that the second quarter is generally when the consumer purchase cycle peaks and it is a critical quarter for us in achieving our full year targets.”

Conference Call

The Company will release actual first quarter financial results on April 29, 2010.  A conference call and webcast will also take place at that time.  Further discussion of the Company’s expectations for the year will be provided during the conference call.

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Disclaimer:  Investors should be aware that the Company has not yet finalized its results for the first  quarter of 2010 and that the Company’s “preliminary” estimates of first quarter net sales, gross profit, operating expenses, and earnings contained in this press release reflect management’s estimates based upon the information available at the time made.  These estimates could differ materially from the Company’s actual results if the information on which the estimates are based ultimately proves to be incorrect or incomplete.  In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to an economic or golf industry recovery, future golf spending, and the Company’s performance in 2010 are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns, including future changes in foreign currency exchange rates, consumer acceptance and demand for the Company’s products, the level of promotional activity in the marketplace, as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including continued compliance with the terms of the Company’s credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Currency Neutral Basis:  This press release includes information regarding certain aspects of the Company’s financial results for the first quarter of 2010 that is presented on a “currency neutral basis.” This information estimates the impact of the effect of foreign currency translation on the Company’s 2010 results as compared to the same period in 2009.  This impact is derived by taking the Company’s 2010 local currency results and translating them into U.S. dollars based upon 2009 foreign currency exchange rates for the periods presented and does not include any other effect of changes in foreign currency rates on the Company’s results.

Regulation G:  The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  In addition to the GAAP results, the Company has also provided additional information concerning its results, which include certain financial measures not prepared in accordance with GAAP.  The non-GAAP financial measures included in this press release present certain of the Company’s financial results on a “currency neutral basis.” These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP.  These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies.  Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information for investors as to the underlying performance of the Company’s business without regard to these items.  The Company has provided reconciling information in the text of this press release.

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About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE: ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, Ben Hogan® and uPro™ brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or http:///Shop.CallawayGolf.com